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        This report is signed on behalf of the registrant in the city of Dallas and State of Texas on the 29th day of August, 1997.

                                WHITEROCK PORTFOLIO INVESTORS, L.L.C.

                                By:  /s/ Larry Wallace
                                     -----------------
                                          President

Attest:  /s/ Sharlene Snyder
         -------------------
              Secretary